UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 24, 2021 (May 20, 2021)

L Brands, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-8344	31-1029810
(Commission File Number)	(IRS Employer Identification No.)

Three Limited Parkway Columbus, OH	43230
(Address of Principal Executive Offices)	(Zip Code)

(614) 415-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.50 Par Value	LB	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers Compensatory Arrangements of Certain Officers.

As previously disclosed, upon the conclusion of the Annual Meeting of Stockholders (the “Annual Meeting”) of L Brands, Inc. (the “Company”) held on May 20, 2021, Leslie H. Wexner and Abigail S. Wexner retired from the Company’s Board of Directors (the “Board”).

On May 20, 2021, James Kevin Symancyk was appointed to the Board, effective as of May 20, 2021.

Mr. Symancyk has not been named to any committees of the Board at this time. The Board has determined that Mr. Symancyk is independent in accordance with the applicable New York Stock Exchange standards and the Company’s corporate governance guidelines. Mr. Symancyk will receive compensation as a director in accordance with the Company’s ordinary course director compensation practices.

There is no arrangement or understanding between Mr. Symancyk and any other person pursuant to which he was selected as a director. Mr. Symancyk has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the press release announcing Mr. Symancyk’s appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The matters voted upon at the Annual Meeting, each of which is described in the 2021 Proxy Statement filed on April 8, 2021 (the “Proxy Statement”), and the results of the voting were as follows:

Election of Directors

Patricia S. Bellinger, Donna A. James, Francis A. Hondal, Danielle Lee, Andrew M. Meslow, Michael G. Morris, Sarah E. Nash, Robert H. Schottenstein, Anne Sheehan and Stephen D. Steinour were elected to the Board for a term of one year. Of the 236,746,748 shares present in person or represented by proxy at the meeting, the number of shares voted for, the number of shares voted against, the number of shares abstained and the number of broker non-votes were as follows, with respect to each of the nominees:

	For	Against	Abstain	Broker Non-Vote
Patricia S. Bellinger	214,393,055	3,775,982	198,790	18,378,921
Donna A. James	213,926,115	4,236,216	205,496	18,378,921
Francis A. Hondal	216,553,867	1,613,035	200,925	18,378,921
Danielle Lee	217,718,956	447,442	201,429	18,378,921
Andrew M. Meslow	217,463,141	699,614	205,072	18,378,921
Michael G. Morris	214,897,454	3,259,474	210,899	18,378,921
Sarah E. Nash	207,239,483	10,927,318	201,026	18,378,921
Robert H. Schottenstein	214,116,591	4,036,610	214,626	18,378,921
Anne Sheehan	215,119,865	3,047,228	200,734	18,378,921
Stephen D. Steinour	204,332,573	13,829,782	205,472	18,378,921

Ratification of the Independent Registered Public Accountants

The appointment of Ernst & Young LLP as the Company’s independent registered public accountants for the 2021 fiscal year was ratified, with 235,886,078 shares voting for the appointment, 631,121 shares voting against the appointment and 229,549 shares abstaining.

Advisory Vote on Executive Compensation

The compensation of the Company’s executive officers as described in the Proxy Statement was approved by the stockholders, on an advisory basis, with 203,379,486 shares voting for the Company’s executive compensation, 14,554,548 shares voting against the Company’s executive compensation, 433,793 shares abstaining and 18,378,921 broker non-votes. 93.32% of the shares voting on the proposal voted in favor of the proposal.

Stockholder Proposal Regarding Stockholder Action by Written Consent

The stockholder proposal regarding stockholder action by written consent was rejected by the stockholders, with 60,268,413 shares voting for the proposal, 157,771,475 shares voting against the proposal, 327,939 shares abstaining and 18,378,921 broker non-votes. 27.64% of the shares voting on the proposal voted in favor of the proposal.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated May 21, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L Brands, Inc.

Date: May 24, 2021	By:	/s/ Stuart B. Burgdoerfer
		Name:	Stuart B. Burgdoerfer
		Title:	Executive Vice President and Chief Financial Officer